                           ARTICLES OF AMENDMENT OF

                            GTE SOUTH INCORPORATED
                            ----------------------


                                      ONE

The name of the corporation is GTE South Incorporated

                                      TWO

Section 1 of the Restated Articles of Incorporation of the Company is hereby amended so as to read in its entirety as follows:

     1.  The name of the corporation is:  Verizon South Inc.

                                     THREE

The foregoing amendment was adopted on June 15, 2000.

                                     FOUR

The amendment was adopted by unanimous written consent of the shareholder.


     The undersigned Assistant Secretary declares that the facts herein stated are true as of June 30, 2000.


                                GTE SOUTH INCORPORATED



                                By: /s/ Rosalynn Christian
                                   --------------------------------------
                                        Rosalynn Christian
                                        Assistant Secretary



                       See instructions on the reverse.

                                     NOTE

Other methods of amending articles of incorporation are (i) by adoption of the amendment(s) by vote of the shareholders, as set out in Section 13.1-707 of the Code of Virginia or (ii) by action of the board of directors or of the incorporators without the vote of shareholders, as set out in Section 13.1-706 or 13.1-709.

                                 INSTRUCTIONS

1. The law requires that the articles be typewritten or printed in black. White, opaque paper 8 1/2" by 11" in size must be used. A minimum of a 1" margin must be provided on the left, top and bottom margins and 1/2" on the right margin. Use only one side of a page.

2. The Certificate of Amendment cannot be issued unless the corporation has paid all fees and taxes assessed by the Commission.

3. The articles must be executed in the name of the corporation by the chairman or any vice-chairman of the board of directors, the president or any other of its officers authorized to act on behalf of the corporation.



SEND THE ARTICLES ALONG WITH THE $25 FILING FEE PLUS ANY ADDITIONAL CHARTER FEE
                                                ----
AMOUNT REQUIRED BY ANY INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE CORPORATION (SEE SECTION 13.1- 615.1B OF THE CODE OF VIRGINIA) TO THE CLERK OF THE STATE CORPORATION COMMISSION, P. O. BOX 1197, RICHMOND, VA 23218-1197. (Street address: 1300 East Main Street, Richmond, VA 23219.) PLEASE MAKE CHECK PAYABLE TO THE STATE CORPORATION COMMISSION. (804) 371-9733.



VA005 - 3/24/00 C T System Online